Exhibit 10.11

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 17, 2009, by and among KL Energy Corporation, a Nevada corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 promulgated thereunder, and Regulations S under the Securities Act, the Company desires to issue and sell to the Investors, and the Investors, severally and not jointly, desire to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

A G R E E M E N T

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.

DEFINITIONS

1.1.           Definitions

.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a U.S. federal legal holiday

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Investment Amount” means, with respect to each Investor, the investment amount indicated on such Investor’s signature page to this Agreement.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company’s ability to perform on a timely basis any of its obligations under this Agreement.

OC 286,368,249v2 2-11-09

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Trading Day” means a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in the foregoing, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

ARTICLE 2.

PURCHASE AND SALE
2.1.           Closing

.  Subject to the terms and conditions set forth in this Agreement, at the closing of the purchase and sale of the Shares (the “Closing”) the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the number of Shares set forth on each respective Investor’s signature page attached hereto, at a per Share purchase price of $0.22, in consideration of the Investor’s payment of the Investment Amount set forth thereon.  (All references herein are to United States Dollars).  The Closing shall take place at the offices of Greenberg Traurig, LLP on the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree (the “Closing Date”), or at such other location and/or time as the parties may agree.

2.2.           Closing Deliveries.

i)           On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor this Agreement duly executed by the Company (the “Company Deliverables”).

(b)           On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)           this Agreement duly executed by the Investor; and

(ii)           such Investor’s Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

Within 5 Business Days of the Closing Date, the Company shall deliver or cause to be delivered one or more stock certificates evidencing the Shares issued to the Investors by the Company pursuant to the terms of this Agreement purchased by each Investor, as indicated on each such Investor’s signature page attached hereto;

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Company

.  Except as set forth under the corresponding section of the disclosure schedules of the Company delivered by the Company to Investors contemporaneously with this Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall be deemed to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Investor:

(a)           Organization and Qualification.  The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to conduct its business as presently conducted and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b)           Subsidiaries.  KL Energy Services, LLC, KL Energy, LLC, KL Management, LLC and Western Biomass Energy, LLC (“WBE”) constitute all of the direct and indirect subsidiaries of the Company  (the “Subsidiaries”).  Other than WBE, of which the Company owns approximately 61% of the outstanding membership interests, KL Energy, LLC and KL Management, LLC, of which the Company owns approximately 53% of the outstanding membership interests, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act; and (iii) a current report on Form 8-K relating to the transactions contemplated by this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, encumbrances, security interests, rights of first refusal, rights of participation or other restrictions of any kind (individually, a “Lien” and collectively, the “Liens”) other than restrictions on transfer provided for in this Agreement.

(g)           Title to Assets.  The Company has good and marketable title to property owned by it that is material to its business, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(h)           No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Sections 3.2, 3.3 and 3.4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(i)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(j)           SEC Reports; Financial Statements.  Except for the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing on October 1, 2008 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)           Material Changes; Undisclosed Events, Liabilities or Developments.  Except for matters relating to the Company’s guarantee with respect to the Security National Bank loan to WBE and the Company’s loan from Wells Fargo Bank which have been disclosed to the Investors, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected by the Company to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(l)           Litigation.  Except for the ongoing arbitration relating to Willmark Energy, LLC, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which materially  adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           Compliance.  Except for matters relating to the Company’s guarantee with respect to the Security National Bank loan to WBE and the Company’s loan from Wells Fargo Bank which have been disclosed to the Investors, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(p)           Listing and Maintenance Requirements.  The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(q)           Disclosure.  All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(r)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(s)           No Undisclosed Events, Liabilities, Developments or Circumstances.  Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, that is required to be, and has not been, disclosed, by the Company under applicable securities laws on a Current Report on Form 8-K filed with the SEC.

3.2.           Representations and Warranties of the Investors

.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)           Organization; Authority.  If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated herein have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)           Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)           No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereunder will not (i) result in a violation of the organizational documents, if any, of such Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Investor, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(g)           Restricted Securities.  The Investors understand that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(h)           No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice.

(i)           Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by this Agreement.

3.3.           Representations and Warranties of Non-U.S. Investors

  Each Investor who is a Non-U.S. person (as defined herein) hereby represents and warrants to the Company as follows:

(a)           This Agreement is made by the Company with such Investor who is a Non-U.S. person in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 3.3.

(b)           Such Non-U.S. person has been advised and acknowledges that:

(i)           the Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(ii)           in issuing and selling the Shares to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

(iii)           it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person (as defined herein) until the expiration of a period of one year following the Closing Date; and

(iv)           notwithstanding the foregoing, prior to the expiration of one year after the Closing (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule (“Rule 144”) or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.

(c)           As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(i)           a natural person resident in the United States;

(ii)           any partnership or corporation organized or incorporated under the laws of the United States;

(iii)           any estate of which any executor or administrator is a U.S. person;

(iv)           any trust of which any trustee is a U.S. person;

(v)           any agency or branch of a foreign entity located in the United States;

(vi)           any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(viii)                      a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(d)           Such Non-U.S. person agrees that with respect to the Shares until the expiration of the Restricted Period:

(i)           such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, or any beneficial interest therein, in the United States or to or for the account of a U.S. person during the Restricted Period; and

(ii)           notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(iii)           such Non-U.S. person shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. person agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e)           Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(f)           Such Non-U.S. person:  (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring  the Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(g)           At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(h)           Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(i)           Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 3.3 and shall transfer such shares on the books of the Company only to the extent consistent therewith.

In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

3.4.           Representations by Non-U.S. Persons.  If an Investor is a Non-U.S. person, such Investor hereby represents that such Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Agreements, including (i) the legal requirements within such Investor’s jurisdiction for the purchase of Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities.  Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of such Investor’s jurisdiction.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1.           i)

The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           Certificates evidencing the Shares will contain the following legend or one similar thereto, until such time as they are not required pursuant to the Securities Act and applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)           Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Shares only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2.           Non-Public Information

.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1.           Conditions Precedent to the Obligations of the Investors to Purchase Securities

.  The obligation of each Investor to acquire the Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date).

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company.

(e)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.           Conditions Precedent to the Obligations of the Company to Sell Securities

.  The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Investors shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date).

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.

(d)           Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b).

(e)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.

MISCELLANEOUS

6.1.           Fees and Expenses

.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.2.           Entire Agreement

.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.           Notices

.  All notices or other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:	KL Energy Corporation
306 East St. Joseph Street, Suite 200
Rapid City, South Dakota 57701
Facsimile: (605) 718-1372
Attention: _Steve Corcoran

With a copy to:	Holland & Hart LLP
8390 E. Crescent Parkway, Suite 400
Greenwood Village, Colorado 80111
Facsimile: 303-713-6305
Attention: Amy Bowler, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Facsimile: 949-732-6501
Attention: Raymond A. Lee, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.           Amendments; Waivers; No Additional Consideration

.  No provision of this Agreement may be waived or amended at or prior to the Closing except in a written instrument signed by the Company and each Investor.  No provision of this Agreement may be waived or amended after the Closing except in a written instrument signed by the Company and the Investors holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.           Termination

.  This Agreement may be terminated prior to Closing:

(a)           by mutual written agreement of the Investors and the Company; and

(b)           by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the date which is February 17, 2009 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability to the other and no Investor will have any liability to any other Investor under this Agreement as a result therefrom.

6.6.           Construction

.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7.           Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8.           Governing Law

.  This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California, without giving effect to any principle or doctrine regarding conflict of laws.

6.9.           Survival

.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.10.                      Execution

.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11.                      Severability

.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR: ~~Green Fund~~ Deutsche Bank Nominees (Jersey) Limited – 347391

Signature: [signature]

Name: ~~Alain Poncelet~~ ALAIN PONCELET

Title: ~~MANAGER~~ MANAGER

Shares Subscribed For: 6,136,364

Investment Amount: $1,350,000.00

Tax ID No.: —

ADDRESS FOR NOTICE

c/o: DEUTSCHE BANK INTERNATIONAL LIMITED

Street: P.O. BOX 727 ST PAUL'S GATE

NEW STREET, ST HELIER

City/State/Zip: JERSEY JE4 8ZB CHANNEL ISLAND

Attention: BINEETA AL-ANI

Tel: +44 1534 889 364

Fax: +44 1534 889 397

DELIVERY INSTRUCTIONS
(if different from above) Copy of Originals Sent to: PLURIS SUSTAINABLE INVESTMENTS SA

c/o: ~~[illegible]~~

Street: Rue du Grand Chêne #8

City/State/Zip: Lausanne, Switzerland 1095

Attention: Alain Poncelet

Tel: 41-21-550-6522

E-mail: APONCELET@PLURISINVESTMENTS.com

Error! Unknown document property name.

NAME OF INVESTOR: P. DeBoeck

Signature: P. de Boeck
Name:
Title:

Shares Subscribed For: 2,954,545

Investment Amount: $650,000.00

Tax ID No.:

ADDRESS FOR NOTICE

c/o: Mr. P. de Boeck

Street: Hoogvorstweg 35

City/State/Zip: 3080 TERVUREN BELGIUM

Attention:

Tel: +32 487 344 885

Fax: +32 2 771 8930

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

E-mail: deboeck.pedro@gmail.com

2

OC 286,368,249v2 2-11-09

NAME OF INVESTOR: **Niton Capital Investment Ltd, BVI**

Signature: ____________________
Name: Yves Leyss
Title: Attorney in fact

Shares Subscribed For: 6,136,363

Investment Amount: $1,350,000.00

Tax ID No.: ____________________

ADDRESS FOR NOTICE

c/o: Niton Capital Partners SA

Street: 7 rue du Mont-Blanc

City/State/Zip: 1201 Geneva - Switzerland

Attention: Mr. Alain Vignon

Tel: +41 22 596 0700

Fax: +41 22 596 0711

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Niton Capital Partners SA

Street: 7 rue du Mont-Blanc

City/State/Zip: 1201 Geneva - Switzerland

Attention: Mr. Alain Vignon

Tel: +41 22 596 0700

E-mail: avignon@nitoncapital.com